SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2001 (December 7, 2001)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer

of incorporation)		Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

Amendment and Restatement of Senior Secured Credit Facility.

     Corrections Corporation of America, a Maryland corporation (“CCA” or the “Company”), has completed an amendment and restatement (the “Amendment and Restatement”) of its existing senior credit facility (the “Senior Credit Facility”, and, as amended and restated, the “Amended and Restated Credit Facility”). As part of the Amendment and Restatement, the existing $269.4 million revolving portion of the Senior Credit Facility, maturing on January 1, 2002, was replaced with a term loan of the same amount maturing on December 31, 2002, to coincide with the maturity of other loans under the Senior Credit Facility.

     All loans under the Amended and Restated Credit Facility bear interest at a variable rate of 550 basis points over the London Interbank Offered Rate (“LIBOR”), through June 30, 2002. Following June 30, 2002, the applicable interest rate for all loans under the facility will increase to 650 basis points over LIBOR. In the event the Company is unable to refinance the entire facility prior to July 1, 2002, the Company will also be required to pay the lenders under the facility an additional fee equal to 1.0% of the amounts then outstanding under the facility.

     As a result of the Amendment and Restatement, certain financial and non-financial covenants contained in the credit agreement governing the facility were amended, including the removal of prior restrictions on the Company’s ability to pay cash dividends on shares of its issued and outstanding 8.0% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”). Under the terms of the Second Amended and Restated Credit Agreement governing the Amended and Restated Credit Facility (the “Second Amended and Restated Credit Agreement”), the Company is permitted to pay quarterly dividends on the shares of Series A Preferred Stock, including all dividends currently in arrears, as and if declared by the Company’s board of directors.

     The text of the Second Amended and Restated Credit Agreement, dated as of December 7, 2001, which includes additional terms and conditions of the Amendment and Restatement and the Amended and Restated Credit Facility, is included as Exhibit 10.1 hereto and is incorporated herein in its entirety. The press release issued by the Company on December 10, 2001, with respect to the Amendment and Restatement is filed herewith as Exhibit 99.1 and is also incorporated herein in its entirety.

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ITEM 7(c). Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

10.1	Second Amended and Restated Credit Agreement.

99.1	Company press release, dated December 10, 2001, announcing the completion of the Amendment and Restatement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2001	CORRECTIONS CORPORATION OF AMERICA

By: /s/ Irving E. Lingo, Jr.
Its: Executive Vice President, Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Second Amended and Restated Credit Agreement.

99.1	Company press release, dated December 10, 2001, announcing the completion of the Amendment and Restatement.

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